UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2016

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 21, 2016 Jabil Circuit, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the approval on September 15, 2016 by the Company’s Board of Directors of a restructuring plan to realign the Company’s global capacity and administrative support infrastructure in order to optimize organizational effectiveness (the “2017 Restructuring Plan”). At the time of the filing of the Original 8-K, the Company was unable to make a good faith estimate or range of estimates for each major type of cost associated with the 2017 Restructuring Plan. This Amendment to Current Report on Form 8-K/A amends the Original 8-K to include estimates for the major types of costs. Except as described below, all other information in the Original 8-K remains unchanged and this Form 8-K/A should be read in conjunction with the Original 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company continues to expect the total amount of pre-tax restructuring and other related charges to be approximately $195 million, including the following estimated items:

•	$55 million to $75 million of employee severance and benefit costs;
•	$110 million to $130 million of asset write-off costs; and
•	$10 million of contract termination costs and other related costs.

The Company continues to expect to incur these costs over the course of the Company’s fiscal years 2017 and 2018.

The 2017 Restructuring Plan as discussed reflects the Company’s intention only and restructuring decisions, and the timing of such decisions, at certain plants are still subject to consultation with the Company’s employees and their representatives. The exact timing of these charges and cash outflows, as well as the estimated cost ranges by category type, has not been finalized. This information will be subject to the finalization of timetables for the transition of functions, consultation with employees and their representatives as well as the statutory severance requirements of the particular legal jurisdictions impacted, and the amount and timing of the actual charges may vary due to a variety of factors.

This Current Report on Form 8-K/A contains forward-looking statements, including those relating to our expectations regarding costs and charges. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include current economic and other conditions in the global marketplace, risks related to implementation of the 2017 Restructuring Plan, and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016. We assume no obligation to update these forward-looking statements.

To the extent required by applicable rules, the Company will continue to file amendments to the Original 8-K as details of the 2017 Restructuring Plan are refined and estimates of related costs and charges are finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC.
(Registrant)

March 15, 2017	By:	/s/ FORBES I.J. ALEXANDER
Forbes I.J. Alexander
Chief Financial Officer